UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Entry into Second Amendment to Interest Contribution Agreement

Parties to the Agreement

On March 31, 2017 (the “Effective Date”), First Capital Real Estate Trust Incorporated (the “Company” or “we”) and its operating partnership, First Capital Real Estate Operating Partnership, L.P. (“FC OP,” and together with the Company, the “FC Parties”), entered into the Second Amendment to Interest Contribution Agreement (the “Second Amendment”), which amended the Interest Contribution Agreement dated as of December 16, 2016, as amended by the First Amendment to Interest Contribution Agreement , dated as of January 6, 2017 (as amended, the “Agreement”), with Presidential Realty Corporation (“Presidential”), Presidential Realty Operating Partnership LP (“Presidential OP,” and together with Presidential, the “Presidential Parties”), and FC OP’s indirect subsidiaries, Township Nine Owner, LLC (“T9 JV”), Capital Station Holdings, LLC, Capital Station Member, LLC, Capital Station 65 LLC and Avalon Jubilee LLC.

Updated Appraisal and Extension or Refinancing of Loan as Conditions to Issuance of Operating Partnership Units to FC OP

The Second Amendment modifies the section in the Agreement relating to (a) an updated appraisal of certain equity interests related to 23 parcels of land located in Sacramento, California (collectively, the “T9 Properties”) and (b) the extension or refinancing of the loan secured by the T9 Properties (the “T9 Loan”), which is presently in default as reported in the Company’s Current Report on Form 8-K dated February 9, 2017. According to the lender, the total amount owed under the T9 Loan was approximately $42 million as of January 31, 2017.

FC OP is the owner of 92% of the limited liability company interests and profit participation interests in T9 JV (the “FC/T9 Interest”). T9 JV is, indirectly through various subsidiaries, the sole owner of 100% of the T9 Properties. Under the Agreement, on March 31, 2017, FC OP transferred to a wholly-owned subsidiary of Presidential OP ("PRES T9") 66% of the FC/T9 Interest, and in exchange Presidential OP agreed to issue, subject to the conditions and adjustments explained below, $32,649,000 of its operating partnership units (the “PRES OP Units”), valued at $1.00 per PRES OP Unit. These adjustments could result in a material change in the number of PRES OP Units that are ultimately issued and delivered if the conditions are satisfied.

Under the Second Amendment, until (a) we deliver to Presidential an updated appraisal by a qualified appraiser describing the fair market value of the FC/T9 Interest as being equal to or greater than $85,457,000 (the “T9 Property Appraisal”) and (b) the T9 Loan is refinanced or extended on terms acceptable to the Presidential Parties and to the FC Parties, in each case in their reasonable discretion (the “T9 Loan Extension/Refinancing”), then Presidential shall hold back and not issue 100% of the $32,649,000 in PRES OP Units (the “Holdback Units”).

Upon (x) receipt of the T9 Property Appraisal showing an appraised value equal to $85,457,000 and (y) the successful completion of the T9 Loan Extension/Refinancing on terms acceptable to the Presidential Parties and the FC Parties in their reasonable discretion, Presidential shall immediately issue and deliver a portion of the Holdback Units (based upon an assumed price of $1.00 per PRES OP Unit) equal to (A) the actual T9 Property Appraisal value minus (B) the sum of (y) the actual outstanding balance of the T9 Loan Extension/Refinancing and (z) any actual and reasonable associated legal costs incurred by Presidential in seeking the successful completion of the refinancing or extension of the T9 Loan on terms acceptable to the Presidential Parties and the FC Parties multiplied by 66/100. If the T9 Property Appraisal is less than $85,457,000, Presidential shall immediately issue and deliver to FC OP a portion of the Holdback Units (based upon an assumed price of $1.00 per PRES OP Unit) equal to (A) the actual T9 Property Appraisal value minus (B) the sum of (y) the actual outstanding balance of the T9 Loan Extension/Refinancing and (z) any actual and reasonable associated legal costs that Presidential incurs in seeking the successful completion of the refinancing or extension of the T9 Loan on terms acceptable to the Presidential Parties and the FC Parties, multiplied by 66%. If the T9 Property Appraisal is greater than $85,457,000, then the foregoing formula shall be applied and FC OP shall receive the number of PRES OP Units obtained by using the formula. Notwithstanding the foregoing, the issuance and delivery of the Holdback Units shall be conditioned upon both (x) receipt of the T9 Property Appraisal and (y) the occurrence of the T9 Loan Extension/Refinancing on terms acceptable to the Presidential Parties and the FC Parties.

The Second Amendment requires the T9 Property Appraisal to be obtained within 30 days after the date of the Second Amendment. If the T9 Property Appraisal has been obtained but the T9 Loan Extension/Refinancing has not been accomplished within 180 days from the date of the Second Amendment, then the FC Parties and the Presidential Parties may within 10 days mutually agree in writing to extend the time to complete the T9 Loan Extension/Refinancing, or either the FC Parties or the Presidential Parties may elect to cancel the transfer of the FC/T9 Interest following 10 days’ prior written notice to the other party. In that event, the parties will cooperate with each other and take actions and sign documents as necessary to evidence the cancellation and the removal of PRES T9 as a member of T9 JV and from the T9 Owner Agreement (as defined below).

Board of Directors and Management of Presidential

There are currently two vacancies on Presidential’s six person board of directors (the “Presidential board”). Subject to review by Presidential’s nominating committee and approval of the Presidential board, the Second Amendment provides that Serge Kasarda and Richard Shea will be elected by the Presidential board to fill the two vacancies on the Effective Date or promptly thereafter. One of the four directors currently in office is Nickolas W. Jekogian III, Presidential’s Chief Executive Officer and Chairman of the Board. A family trust whose trustee is the father of Mr. Jekogian is required to revise an Acknowledgement and Certification dated January 6, 2017 to provide that it will vote its shares of Presidential Class A stock in favor of the election or appointment to the board of each of Mr. Kasarda and Mr. Shea.

In connection with the Second Amendment, Presidential approved a new business strategy to focus its future investments in the healthcare sector. In furtherance of that strategy, subject to review and approval of the Presidential board, the Second Amendment provides for the appointment, on the Effective Date or promptly thereafter, of a new management team to be led by Serge Kasarda to implement the new business strategy.

Other Changes, Including Registration Rights for the FC Parties

In addition to the terms described above, the parties deleted certain provisions of the Agreement deemed no longer needed or applicable. The Second Amendment also provides registration rights, upon issuance of the Holdback Units as described above, to the FC Parties to facilitate, to the extent possible under applicable securities laws, the achievement of the Company’s ultimate goal of allowing its stockholders to be able to obtain registered common shares of Presidential upon their redemption of Holdback Units, although the Company can provide no assurances in that regard.

The foregoing summary of the material terms of the Second Amendment is subject to and qualified in its entirety by reference to the complete texts of (a) the original Interest Contribution Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 16, 2016; (b) the First Amendment to Interest Contribution Agreement dated January 6, 2017, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 6, 2017; and (c) the Second Amendment to Interest Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

First Amendment to the Limited Liability Company Agreement of T9 JV

Liability Company Agreement of Township Nine Owner, LLC

On February 5, 2016, FC OP and T-9 Developers, LLC (“T9 Developers”) entered into the Limited Liability Company Agreement (the “T9 Owner Agreement”) of Township Nine Owner, LLC (T9 JV). Pursuant to the T9 Owner Agreement, T9 Developers formerly acted as the day-to-day development manager of T9 JV and developer of the T9 Properties. For a description of the material terms of the T9 Owner Agreement, please refer to the Company’s Current Report on Form 8-K dated February 5, 2016.

First Amendment to Liability Company Agreement of Township Nine Owner, LLC

In contemplation of the transactions described in the Second Amendment, on March 31, 2017, FC OP and T9 Developers entered into the First Amendment to Limited Liability Company Agreement (the “First Amendment”), which amended the T9 Owner Agreement. The First Amendment, among other things, replaces T9 Developers as the day-to-day manager of T9 JV with FC OP and replaces the managers of T9 JV designated by T9 Developers with three managers designated by PRES T9. Under the First Amendment, the management board will consist of a total of six managers, three designated by FC OP and three designated by PRES T9. Each manager has one vote and all actions of the management board require the vote, approval or consent of a majority of the managers. Actions requiring the vote, consent, approval or determination of the members of T9 JV shall require the vote, consent, approval or determination of the members holding at least two-thirds of the outstanding units of T9 JV. PRES T9 will hold 60,720 units, FC OP will hold 31,280 units and T9 Developers will hold 8,000 units of T9 JV. Presidential OP shall not be required to pay any fees to T9 JV in connection with its admission as a member of T9 JV.

The foregoing summary of the material terms of the T9 Owner Agreement and the First Amendment is subject to and qualified in its entirety by reference to the complete texts of (a) the original T9 Owner Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein; and (b) the First Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On March 31, 2017, the Company issued a press release relating to the above-described transactions.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein for purposes of this Item 7.01 disclosure. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01.	Other Events

Palisades MOU

On December 9, 2016, as described in the Company’s Current Report on Form 8-K dated that date, the Company entered into a Memorandum of Understanding (the “MOU”) with Palisades Capital Realty Advisors LLC (“Palisades”). The MOU provided, among other things, for the Company’s retention of Palisades to provide advisory services in connection with potential strategic transactions, and asset development, among other matters. Palisades will no longer be providing advisory services as set forth in the MOU.

Consulting Agreement between Seventieth Street Asset Management LLC and First Capital Real Estate Advisors LP, the Company’s Advisor

On March 27, 2017 but effective as of March 24, 2017, First Capital Real Estate Advisors LP (the “Advisor”), the advisor to the Company, entered into a Consulting Agreement (the “Consulting Agreement”) with Seventieth Street Asset Management LLC (“Seventieth Street”). Seventieth Street was founded and is owned by Serge Kasarda, its Chief Executive Officer. Under the Consulting Agreement, Seventieth Street agreed to provide certain consulting services on behalf of the Advisor relating to the T9 Properties. The services include negotiating an extension of the T9 Loan and sales of properties located within the T9 Properties. The Advisor agreed to pay Seventieth Street $100,000, of which $50,000 was paid when the Consulting Agreement became effective and the remaining $50,000 is to be paid on April 10, 2017. The Consulting Agreement has a 90-day term.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

10.1	Second Amendment to Interest Contribution Agreement, dated as of March 31, 2017.
10.2	Limited Liability Company Agreement of Township Nine Owner, LLC, dated as of February 5, 2016.
10.3	First Amendment to Limited Liability Company Agreement of Township Nine Owner, LLC, dated as of March 31, 2017.
99.1	Press Release, dated March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: April 3, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer